                                                                     EXHIBIT 4.1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF "ASCEND MEDICAL CORP.", FILED IN THIS OFFICE ON THE THIRTIETH

DAY OF OCTOBER, A.D. 1992, AT 4:01 O'CLOCK P.M.







                                       /s/ EDWARD J. FREEL
                                       -----------------------------------
                                       Edware J. Freel, Secretary of State

                                       AUTHENTICATION:  8504081
                                                 DATE:  06-10-97

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:01 PM 10/30/1992
722304186 - 2314505

                         CERTIFICATE OF INCORPORATION
                                      OF
                             ASCEND MEDICAL CORP.


     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

     FIRST:   The name of the Corporation is Ascend Medical Corp.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two million (2,000,000) shares, divided into two classes consisting of one million (1,000,000) Preferred Shares; and the other class consisting of one million (1,000,000) Common Shares, each of which shall have the par value of $.01 per share.

     The Board of Directors of the Corporation shall have the power by resolution to (a) provide for the issuance of shares of preferred stock in series, (b) determine the number of shares of such stock in any such series, and
(c) fix the designations,
preferences, qualifications, limitations, restrictions and special or relative rights of shares of preferred stock or any series thereof.

     FIFTH:   The name and mailing address of the incorporator is as follows:

                     Name                       Mailing Address
                     ----                       ---------------

              Kyle M. Fink, M.D.                c/o HOA
                                                2005 Franklin Street
                                                Suite 150
                                                Denver, Colorado 80205

     SIXTH:   In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

     SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH:  The term of existence of the Corporation shall be perpetual.

     TENTH: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 30th day of October, 1992.

                                            /s/ KYLE M. FINK, M.D.
                                            --------------------------------
                                            Kyle M. Fink, M.D., Incorporator

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "ASCEND MEDICAL CORP.", CHANGING ITS NAME FROM "ASCEND MEDICAL

CORP." TO "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE

TWELFTH DAY OF NOVEMBER, A.D. 1992, AT 10 O'CLOCK A.M.





                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:  8504080
                                                       DATE:  06-10-97

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 11/12/1992
722317047 - 2314505


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ASCEND MEDICAL CORP.


     Ascend Medical Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That the Sole Director of the corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

             RESOLVED, that the amendment of Article FIRST of the Corporation's Certificate of Incorporation to read in its entirety as follows (the "Amendment") is hereby proposed and declared to be advisable and in the best interests of the Corporation:

             "FIRST, the name of the corporation is AMERICAN ONCOLOGY RESOURCES, INC."

     SECOND: That the sole stockholder has given a written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the amendment has been duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and attested by its Secretary, this 10th day of November, 1992.

                                            ASCEND MEDICAL CORP.


                                                  /s/ KYLE M. FINK, M.D.
                                            BY: ------------------------------
                                                Kyle M. Fink, M.D., President



                                                 /s/ KYLE M. FINK, M.D.
                                        ATTEST: ------------------------------
                                                Kyle M. Fink, M.D., Secretary

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF

MARCH, A.D. 1994, AT 9 O'CLOCK A.M.







                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward  J. Freel, Secretary of State

                                            AUTHENTICATION:  8504078
                                                      DATE:  06-10-97

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00  AM 03/10/1994
                                                          944037641 - 2314505

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       AMERICAN ONCOLOGY RESOURCES, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN ONCOLOGY RESOURCES, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of the fourth article thereof and by substituting in lieu of said paragraph the following new paragraph:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, consisting of one million (1,000,000) shares of preferred stock, par value $.01 per share, and twenty-five million (25,000,000) shares of common stock, par value $.01 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. The holders of a majority of outstanding stock entitled to vote thereon, by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 9th day of March, 1994.

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By:/s/ R. Dale Ross
                                 -------------------------------------------
                                     R. Dale Ross, Chairman of the Board and
                                     Chief Executive Officer

ATTEST:


/s/ Leo E. Sands
-----------------------
Leo E. Sands, Secretary

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE SECOND DAY

OF MAY, A.D. 1995, AT 3:30 O'CLOCK P.M.






                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward  J. Freel, Secretary of State

                                            AUTHENTICATION:  8504077
                                                      DATE:  06-10-97

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 03:30 PM 05/02/1995
   950096983 - 2314505
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       AMERICAN ONCOLOGY RESOURCES, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN ONCOLOGY RESOURCES, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of the fourth article thereof and by substituting in lieu of said paragraph the following new paragraph:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of one million (1,000,000) shares of preferred stock, par value $.01 per share, and forty million (40,000,000) shares of common stock, par value $.01 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. The holders of a majority of outstanding stock entitled to vote thereon, by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 2nd day of May, 1995.

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By:/s/ R. Dale Ross
                                 -------------------------------------------
                                     R. Dale Ross, Chairman of the Board and
                                     Chief Executive Officer

ATTEST:


/s/ Leo E. Sands
-----------------------
Leo E. Sands, Secretary

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF

MAY, A.D. 1996, AT 9 O'CLOCK A.M.







                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward  J. Freel, Secretary of State

                                            AUTHENTICATION:  8504076
                                                      DATE:  06-10-97

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00  AM 05/10/1996
                                                         960136590 - 2314505


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       AMERICAN ONCOLOGY RESOURCES, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN ONCOLOGY RESOURCES, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of the fourth article thereof and by substituting in lieu of said paragraph the following new paragraph:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is sixty-one million (61,000,000) shares, consisting of one million (1,000,000) shares of preferred stock, par value $.01 per share, and sixty million (60,000,000) shares of common stock, par value $.01 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; the amendment was duly adopted by resolution of the Board of Directors on February 8, 1996, and the necessary shares as required by statute were voted in favor of the amendment of the Annual Meeting of Stockholders held on May 9, 1996.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 9th day of May, 1996.

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By:/s/ R. Dale Ross
                                 -------------------------------------------
                                     R. Dale Ross, Chairman of the Board and
                                     Chief Executive Officer

ATTEST:


/s/ Leo E. Sands
-----------------------
Leo E. Sands, Secretary

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY

OF MAY, A.D. 1997, AT 9 O'CLOCK A.M.







                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward  J. Freel, Secretary of State

                                            AUTHENTICATION:  8504075
                                                      DATE:  06-10-97

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       AMERICAN ONCOLOGY RESOURCES, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMERICAN ONCOLOGY RESOURCES, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of the fourth article thereof and by substituting in lieu of said paragraph the following new paragraph:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is eighty-one million (81,000,000) shares, consisting of one million (1,000,000) shares of preferred stock, par value $.01 per share, and eighty million (80,000,000) shares of common stock, par value $.01 per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; the amendment was duly adopted by resolution of the Board of Directors on February 8, 1997, and the necessary shares as required by statute were voted in favor of the amendment of the Annual Meeting of Stockholders held on May 8, 1997.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary, this 8th day of May, 1997.

                              AMERICAN ONCOLOGY RESOURCES, INC.


                              By: /s/ R. Dale Ross
                                 --------------------------------------------
                                      R. Dale Ross, Chairman of the Board and
                                      Chief Executive Officer

ATTEST:

/s/ Leo E. Sands
-----------------------
Leo E. Sands, Secretary


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00  AM 05/08/1997
                                                         971151417 - 2314505

                                                                          PAGE 1
                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

DESIGNATION OF "AMERICAN ONCOLOGY RESOURCES, INC.", FILED IN THIS OFFICE ON THE

SECOND DAY OF JUNE, A.D. 1997, AT 12:30 O'CLOCK P.M.







                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward  J. Freel, Secretary of State

                                            AUTHENTICATION:  8504074
                                                      DATE:  06-10-97

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 12:30 PM 06/02/1997
                                                         971178271 - 2314505


                          CERTIFICATE OF DESIGNATIONS,
               PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK
                                       of
                       AMERICAN ONCOLOGY RESOURCES, INC.


                          (Pursuant to Section 151(g)
                    of the Delaware General Corporation Law)

     It is hereby certified that:

     1. The name of the corporation is AMERICAN ONCOLOGY RESOURCES, INC. (hereinafter called the "Corporation").

     2. That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended to date, of the said Corporation and pursuant to the provisions of Section 151(a) of the Delaware General Corporation Law, the Board of Directors on May 16, 1997 duly adopted, by all necessary action on the part of the Corporation, the following resolution creating a series of five-hundred thousand (500,000) shares of Preferred Stock designated as Series A Preferred Stock;

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Series A Preferred Stock, with a par value of $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

     SERIES A PREFERRED STOCK

     Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Series A Preferred Stock"), the shares of such series shall be with par value of $.01 per share, and the number of shares constituting such series shall be 500,000; provided, however, that, if more than a total of 500,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 29, 1997 between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151(a) of the Delaware General Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Except as provided in paragraph C of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

     (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred

Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

     (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for such purpose in accordance with the Bylaws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

     (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

     (v) For purposes hereof, a "default in preference dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

     (E) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued

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

and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.

     (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

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

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer this 29th day of May, 1997.


                              AMERICAN ONCOLOGY RESOURCES, INC.

                              By: /s/ R. Dale Ross
                                 ----------------------------------------------
                              R. Dale Ross
                              Chairman of the Board and Chief Executive Officer


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